UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 30, 2007

Openwave Systems Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16073	94-3219054
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Seaport Boulevard Redwood City, CA	94063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(650) 480-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 30, 2007, Openwave Systems Inc. (“Openwave” or the “Company”) and Merrill Lynch International (“Merrill Lynch”) entered into a Master Confirmation and a Supplemental Confirmation (together, the “Agreement”) which sets forth an accelerated share repurchase arrangement under which the Company agreed to purchase shares of its common stock from Merrill Lynch for an aggregate price of $100 million. Merrill Lynch will purchase shares in the open market and deliver those shares to the Company from time to time during Openwave’s third and fourth fiscal quarters of 2007, with an equivalent value based on a discounted average price. The Company will retire the shares periodically as installments are received.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description
† 10.1	Master Confirmation between Openwave Systems Inc. and Merrill Lynch International dated January 30, 2007.

† 10.2	Supplemental Confirmation between Openwave Systems Inc. and Merrill Lynch International dated January 30, 2007.

†	Confidential treatment has been requested for a portion of this exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Openwave Systems Inc.

	By:	/s/ Harold (Hal) E. Covert

	Name:	Harold (Hal) E. Covert
	Title:	Executive Vice President and Chief Financial Officer
Date: February 5, 2007

EXHIBIT INDEX

Exhibit No.	Description
† 10.1	Master Confirmation between Openwave Systems Inc. and Merrill Lynch International dated January 30, 2007.

† 10.2	Supplemental Confirmation between Openwave Systems Inc. and Merrill Lynch International dated January 30, 2007.

†	Confidential treatment has been requested for a portion of this exhibit.